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                             KELLER & COMPANY, INC.
                              555 METRO PLACE NORTH
                                    SUITE 524
                               DUBLIN, OHIO 43017
                                 (614) 766-1426
                               (614) 766-1459 FAX

September 19, 1996

Re:      Valuation Appraisal of Home City Financial Corporation
         Home City Federal Savings Bank of Springfield
         Springfield, Ohio

         We hereby consent to the use of our firm's name, Keller & Company, Inc., and the reference to our firm as experts in the Application for Conversion on Form AC to be filed by Home City Federal Savings Bank with the Office of Thrift Supervision and the Registration Statement on Form S-1 to be filed by Home City Financial Corporation with the Securities and Exchange Commission and any amendments thereto, and to the statements with respect to us and the references to our Valuation Appraisal Report in the Prospectus, in the said Form AC and in the said Form S-1 and any amendments thereto.

Very truly yours,

KELLER & COMPANY, INC.

By:  Michael R. Keller
     President